Exhibit 10.1

SXC HEALTH SOLUTIONS CORP. AMENDED
AND RESTATED 2000 RESTRICTED STOCK GRANT PLAN

1.     Purpose. The SXC Health Solutions Corp. Amended and Restated 2000 Restricted Stock Grant Plan (the “Plan”) is intended to advance the interests of SXC Health Solutions Corp., a corporation organized under the laws of the Yukon Territory, Canada (the “Company”), by encouraging and enabling eligible employees, non-employee directors, consultants and advisors, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its Common Shares. The Company assumed the Plan in connection with the acquisition of National Medical Health Card Systems, Inc., a Delaware corporation (“NMHC”), on April 30, 2008. The Plan has been amended and restated to limit the Grants that may be made pursuant to the rules of the Nasdaq Stock Exchange.

2.     Definitions. For purposes of the Plan, the following terms shall have the indicated meanings unless the context clearly indicates otherwise:

        “Board” means the Board of Directors of the Company.

        “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

        “Committee” means the Compensation Committee of the Board; provided that the full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

        “Common Share” means the Company’s Common Shares, no par value per share.

        “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.

        “Grant” means a grant of unrestricted Shares, Restricted Stock or Restricted Stock Units to a Participant pursuant to the Plan.

        “Participants” means the employees and non-employee directors of, or consultants and advisors to, the Company or any of its affiliates; provided, however, the term “Participants” shall not include any such consultant or advisor unless (i) the consultant or advisor is a natural person (or an entity wholly-owned by the consultant or advisor), (ii) bona fide services have been or are to be rendered by such consultant or advisor and (iii) such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. For purposes hereof, a non-employee to whom an offer of employment has been extended shall be considered an employee.

        “Performance Goals” shall mean the performance goals established by the Committee in connection with a Grant to a Participants under Section 8(d).

        “Performance Period” shall mean the period established by the Committee for measuring whether, and to what extent, any Performance Goals established in connection with any Grant under Section 8(d) hereof have been met.

        “Plan” means this SXC Health Solutions Corp. Amended and Restated 2000 Restricted Stock Grant Plan.

        “Qualified Member” means a member of the Committee who is a “non-employee director” within the meaning of Rule 16b-3(b)(3) under Section 16 of the Exchange Act and an “outside director” within the meaning of Regulation 1.162-27 under Section 162(m) of the Code.

        “Restricted Stock” means a Grant of Shares to a Participant under Section 8(b) which is subject to certain restrictions and to a risk of forfeiture.

        “Restricted Stock Unit” means a Grant of a right to a Participant under Section 8(c) to receive Shares in the future which is subject to certain restrictions and to a risk of forfeiture.

        “Shares” means shares of Common Shares which are granted to a Participant pursuant to a Grant under the Plan.

3.     Administration.

(a)     Authority. The Plan will be administered by the Committee. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, (a) to determine the Participants, the time or times at which Grants shall be made and the number of Shares so granted; (b) to construe and interpret the Plan; (c) to determine the terms, restrictions and provisions of the respective Grants, which need not be identical, including, but without limitation, restrictions on Shares granted and the amount and terms of the purchase price, if any, of Shares granted; and (d) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be final, binding and conclusive for all purposes and upon all persons. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Plan. To the fullest extent authorized under the laws of the Yukon territory, the Committee may delegate to officers or managers of the Company or any affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not cause Grants intended to qualify as “performance-based compensation” under Code Section 162(m) or intended to qualify for an exemption under Rule 16b-3 under the Exchange Act to fail to so qualify.

(b)     Manner of Exercise of Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to a Grant intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) or intended to be covered by an exemption under Rule 16b-3 under the Exchange Act may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members or may be taken by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan.

(c)     Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or an affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or an affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.     Number of Shares Subject to the Plan. The total number of Shares available for Grants under the Plan may not exceed in the aggregate 166,123, subject to adjustment upon occurrence of any of the events indicated in Section 6 hereof. The Shares to be delivered under the Grants may consist, in whole or in part, of authorized but unissued Common Shares or treasury Common Shares not reserved for any other purpose. If a Grant, or any portion thereof, is forfeited for any reason, any Shares forfeited or potentially issuable under such Grant shall be available again for the making of a later Grant hereunder.

5.     Individual Grant Limitation. With respect to Grants that are intended to qualify as “performance-based compensation” under Code Section 162(m), the maximum number of shares of Common Shares which may be subject to Grants under the Plan made to any Participant during any calendar year shall not exceed 150,000, subject to adjustment upon occurrence of any of the events indicated in Section 6 hereof.

6.     Adjustment in Capitalization. In the event of any change in the outstanding Common Shares by reason of a stock dividend, stock split, reorganization, reclassification, recapitalization, merger, consolidation, combination, exchange of shares, or other similar change, then the aggregate number and class of shares or other securities that may be issued or transferred pursuant to the Plan and the individual grant limitation specified in Section 5 hereof, and the provisions, terms and conditions of each outstanding Grant affected thereby, shall be adjusted appropriately by the Committee, whose determination shall be conclusive.

7.     Eligibility and Participation. The Committee, in its sole discretion, but subject to the provisions of the Plan, shall determine the Participants to whom Grants shall be granted, and the number of shares to be covered by each Grant, taking into account the nature of the employment or services rendered by the individuals or entities being considered, their annual compensation, their present and potential contributions to the success of the Company, and such other factors as the Committee may deem relevant.

8.     Specific Terms of Grants.

(a)     General. Subject to the provisions of Section 7, the Committee, may make grants to employees and officers of NMHC as the Committee shall determine on the terms and conditions set forth in this Section 8. Each Grant shall be made pursuant to a written instrument which must be executed by the Participant in order to be effective. The Committee may impose on any Grant such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Grants in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Grant. The Committee shall require the payment of lawful consideration for a Grant to the extent necessary to satisfy the requirements of applicable law, and may otherwise require payment of consideration for a Grant.

(b)     Grants of Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)     Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Grant instrument, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii)     Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Grant instrument, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)     Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)     As a condition to the receipt of a Grant of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in unrestricted Shares, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Restricted Stock, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(c)     Grants of Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants on the following terms and conditions:

(i)     The issuance of Shares will occur upon expiration of the restriction period specified for an Grant of Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the restriction period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter.

(ii)     Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period or portion thereof to which forfeiture conditions apply (as provided in the Grant instrument evidencing the Restricted Stock Units), all Restricted Stock Units that are at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Grant instrument or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)     Unless otherwise determined by the Committee, dividend equivalents on the specified number of Shares covered by a Grant of Restricted Stock Units shall be either (A) paid with respect to such Restricted Stock Units at the dividend payment date in cash or in unrestricted Shares, or (B) deferred with respect to such Restricted Stock Units, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, as the Committee shall determine or permit a Participant to elect.

(d)     Performance-Based Awards. The Committee may condition the grant, vesting or settlement, and the timing thereof, of any Grant under the Plan upon the achievement or satisfaction of such performance conditions as may be specified by the Committee during a specified Performance Period. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, except as limited under this Sections 8(d) in the case of Grants intended to qualify as “performance-based compensation” under Section 162(m) of the Code (“Performance Awards”). With respect to any Performance Award, the grant, vesting and/or settlement of such award shall be contingent upon the satisfaction or achievement of one or more pre-established Performance Goals during a specified Performance Period and shall satisfy the following requirements:

(i)     The Performance Goal or Goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of Performance Goals being “substantially uncertain.” The Performance Goal or Goals shall consist of one or more of the following business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee:

(1)     the attainment of specified levels of, or increases in, the Company’s after-tax or pretax return on stockholder’s equity,

(2)     the attainment of specified levels in the fair market value of the Company’s shares;

(3)     the attainment of specified levels of growth in the value of an investment in the Company’s shares;

(4)     the attainment of specified levels of, or increases in, the Company’s pre-tax or after-tax earnings, profits, net income, or earnings per share;

(5)     the attainment of specified levels of, or increases in, the Company’s earnings before income tax, depreciation and amortization (EBITDA);

(6)     the attainment of specified levels of, or increases in, the Company’s net sales, gross revenues or cash flow from operations;

(7)     the attainment of specified levels of, or increases in, the Company’s working capital, or in its return on capital employed or invested;

(8)     the attainment of specified levels of, or decreases in, the Company’s operating costs or any one or more components thereof, or in the amount of all or any specified portion of the Company’s debt or other outstanding financial obligations; and

(9)     the attainment of strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or value added, product development or introduction (including without limitation any regulatory or other approvals, or other product development milestones), geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

(ii)     Any of the foregoing business criteria which the Committee utilizes in connection with the establishment of a Performance Goal or Goals may be measured either by the performance of the Company and its wholly-owned subsidiaries on a consolidated basis, or by the performance of any one or more of the Company’s subsidiaries, divisions, or other business units, as the Committee in its discretion may determine. In its discretion, the Committee may also establish Performance Goals, based on any of the foregoing business criteria, that require the attainment of a specified level of performance of the Company, or any of its subsidiaries, divisions or other business units, relative to the performance of other specified corporations or an index, in order for such Goals to be met. To the extent permitted by Section 162(m) of the Code, the Committee may also, in its discretion, include in any Performance Goal or Goals, the attainment of which depends on a determination of the net earnings or income of the Company or any of its subsidiaries, divisions or other business units, provisions which require such determination to be made by eliminating the effects of any decreases in or charges to earnings for (A) any acquisitions, divestitures, discontinuances of business operations, restructurings or other special charges, (B) the cumulative effect of any accounting changes, and (C) any “extraordinary items” as determined under generally accepted accounting principles, to the extent that such decreases or charges referred to in clauses (A) through (C) are separately disclosed in the Company’s Annual Report for each fiscal year within the applicable Performance Period.

(iii)     At the end of a Performance Period established in connection with any Performance Award, the Committee shall determine the extent to which the Performance Goal or Goals and any other material terms established by it for such Performance Award have been satisfied or achieved and shall certify in writing the extent to which it has determined that the Performance Goal or Goals and other material terms established by it for such Performance Award have been satisfied or achieved.

9.     Conditions to Grants. The making of any Grant and the issuance of any Shares to a Participant shall be subject to the condition that, if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any Shares otherwise deliverable hereunder upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery or purchase of Shares pursuant hereto, then in any such event, such Grant or such issuance of Shares shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

10.     Amendment, Suspension, and Termination of Plan. The Board may at any time suspend or terminate the Plan or any portion thereof. The Board may amend the Plan from time to time in such respects as the Board may deem advisable in order that the Grants granted hereunder may conform to any change in the law or in any other respects which the Board may deem to be in the best interests of the Company, subject to stockholder approval of any such amendment to the extent required by applicable law or exchange requirements. No Grants may be made during any suspension or after the termination of the Plan. Except as provided in the Plan, no amendment, suspension, or termination of the Plan shall, without the Participant’s consent, alter or impair any of the rights or obligations under any Grant theretofore granted to such Participant under the Plan.

11.     Tax Withholding. The Committee may, in its sole discretion, (a) require a Participant to remit to the Company a cash amount sufficient to satisfy, in whole or in part, any federal, state and local withholding tax requirements prior to the delivery of any certificate for Shares pursuant to a Grant hereunder; (b) require a Participant to satisfy, in whole or in part, any such withholding tax requirements by having the Company, upon any delivery of Shares, withhold from such Shares that number of full Shares having a fair market value equal to the amount or portion of the amount required or permitted to be withheld; or (c) satisfy such withholding requirements through another lawful method.

12.     Code Section 83(b) Elections. Each Participant making an election pursuant to Section 83(b) of the Code shall, upon the making of such election, promptly provide a copy of such election to the Company.

13.     No Employment Rights Conferred. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any of its affiliates to terminate any Participant’s employment or consulting or advisory arrangement at any time, nor confer upon any Participant any right to continue in the employ of, or render consulting or advisory services to, the Company or any of its affiliates.

14.     Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Grant instrument shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

15.     Effective Date of the Plan. The Plan (as amended and restated herein) shall become effective on September 16, 2008.

16.     Term. No Grants may be made under the Plan after October 16, 2010, the tenth anniversary of its original adoption by the Board. The provisions of the Plan shall, however, continue to apply as to any Grants made prior to such date.